MICROTEST, INC.
                                   EXHIBIT 99

                Private Securities Litigation Reform Act of 1995
         Safe Harbor Compliance Statement for Forward-Looking Statements

         In passing the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), Congress encouraged public companies to make "forward-looking statements"1 by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Microtest, Inc. (the "Company" or "Microtest") intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

         To qualify oral forward-looking statements for protection under the PSLRA, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. Microtest provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe harbor protection of the PSLRA.

         Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the following: (i) changes in the Company's product and customer mix; (ii) introduction of new products by the Company or its competitors; (iii) pricing pressures and economic conditions in the United States, Europe and the Pacific Rim; (iv) the economic condition of the computer industry; (v) failure of the Company to continue to enhance its current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological advances, satisfy diverse and evolving customer requirements, or otherwise achieve market acceptance; (vi) loss of or reduction in purchases by certain of the Company's distributors and VARs; (viii) any reduction in sales of the Company's PentaScanner or DiscPort products from which the Company derives substantially all of its revenue; (ix) the inability of the Company to accurately monitor end user demand for its products; (x) unanticipated product returns to the extent such returns exceed the Company's reserves; (xi) the cost, quality and availability of third-party components used in the Company's systems; (xii) the loss of any of the Company's third-party manufacturers or key suppliers; (xiii) any disruption or reduction in the future supply of key components currently obtained from limited sources;
(xiv) defects in the Company's products that could cause delays in product introductions and shipments, cause loss of or delays in market acceptance, result in increased costs, require design modifications or impair customer satisfaction; (xv) inventory writedowns, product returns or price protection credits that exceed the Company's estimates; (xvi) the inability of the Company to expand its international operations in a timely and cost effective manner, as well as other risks in conducting business internationally; (xvii) recruiting, hiring and retaining the services of key engineering, sales and marketing, management and manufacturing personnel; (xviii) failure of the Company to protect its proprietary information and technology; and (xviv)

------------------------
1 "Forward-looking statements" can be identified by use of words such as "expect," "believe," "estimate," "project," "forecast," "anticipate," "plan," and similar expressions.

the inability of the Company or failure of the Company's vendors to become year 2000 complaint.

         Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, Microtest undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.
                                       14